                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  September 6, 1994



                        REGIONS FINANCIAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



   Delaware                           0-6159                   63-0589368
- - ---------------                    ------------            ------------------
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)            Identification No.)
 incorporation)


                            417 North 20th Street
                          Birmingham, Alabama  35203
       ----------------------------------------------------------------
        (Address, including zip code, of principal executive offices)

                                (205) 326-7100
            -----------------------------------------------------
             (Registrant's telephone number, including area code)
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ITEM 5.      OTHER EVENTS.

             In connection with its program of acquiring financial institutions in existing or adjacent markets, Regions Financial Corporation ("Regions") is filing this Current Report on Form 8-K (the "Current Report") with respect to certain aspects of its consummated and pending acquisitions for the 1994 fiscal year.

        During the first six months of 1994, Regions (i) acquired Guaranty Bancorp, Inc. ("Guaranty"), located in Baton Rouge, Louisiana, contributing approximately $187 million in assets, $136 million in loans, and $173 million in deposits to Regions' consolidated balance sheet, and (ii) consummated certain transactions with the Resolution Trust Corporation (the "RTC"), as a result of which Regions Bank of Florida, Regions' banking subsidiary in Florida, acquired four branch offices in Panama City, Florida, and First Alabama Bank, Regions' banking subsidiary in Alabama, acquired one branch office in each of Brewton and Atmore, Alabama, with combined deposits in the six offices of approximately $50 million.

        Since June 30, 1994, Regions has completed (i) the acquisitions of First Fayette Bancshares, Inc. ("First Fayette"), located in Fayette, Alabama, and BNR Bancshares, Inc. ("BNR"), located in New Roads, Louisiana, certain aspects of which transactions are set forth in the following table and (ii) the RTC transactions described in the paragraph following the table (collectively the acquisitions enumerated in (i) and (ii) are referred to as the "Recently Completed Acquisitions").

                        RECENTLY COMPLETED ACQUISITIONS

                                                            CONSIDERATION
                                                        ---------------------
                                              APPROXIMATE
                                         ---------------------                           ACCOUNTING         DATE ACQUISITION
            INSTITUTION                  ASSET SIZE(1)   VALUE(1)     TYPE               TREATMENT             COMPLETED
    --------------------------------     ----------      -----      ---------            ----------         ----------------
                                             (In millions)

    First Fayette Bancshares, Inc.
    and its subsidiary, First Bank
    of Fayette, located in Fayette,
    Alabama(2).......................        $78          $17       Cash                 Purchase           July 7, 1994
                                                                    and Notes
    BNR Bancshares, Inc. and
    its subsidiary, Bank of New Roads,
    located in New Roads,
    Louisiana(3).....................        139           26       Regions              Pooling of
                                            ----          ---       Common               Interests          August 31, 1994
                                                                     Stock
    Totals...........................       $217          $43
                                            ====          ===

(1)    Calculated as of the date of closing of such transactions.

(2) At the effective time of the merger of First Fayette into Regions (the "First Fayette Effective Time"), all of the shares of First Fayette common stock issued and outstanding at the First Fayette Effective Time were purchased for $17 million in cash and notes.

(3) At the effective time of the merger of BNR into Regions (the "BNR Effective Time"), each share of BNR common stock issued and outstanding at the BNR Effective Time was converted into 2.2239 shares of the $.625 par value common stock of Regions ("Regions Common Stock"), resulting in the issuance of an aggregate of 725,477 shares of Regions Common Stock.





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
             Also since June 30, 1994, Regions consummated certain additional transactions with the RTC, as a result of which Secor Bank, Federal Savings Bank, a Regions' banking subsidiary in Louisiana, acquired a branch office in Houma, Louisiana, and Guaranty Bank and Trust Company, a Regions' banking subsidiary in Louisiana, acquired two branch offices in Baton Rouge, Louisiana, with combined deposits in the three offices of approximately $39 million.

             In addition, as of the date of this Current Report, Regions has pending three additional acquisitions in Alabama, Georgia, and Louisiana, certain aspects of which transactions are set forth in the following table (collectively the three acquisitions and the RTC transaction described in note
(1) below are referred to as the "Pending Acquisitions").

                              PENDING ACQUISITIONS

                                                                   CONSIDERATION
                                                                 -----------------
                                                     APPROXIMATE                         ANTICIPATED
                                            --------------------------                   ACCOUNTING
              INSTITUTION                   ASSET SIZE (1)       VALUE(2)     TYPE       TREATMENT
    ---------------------------------       ----------           -----        ----       ------------
                                                    (In millions)
    American Bancshares, Inc. and its
    subsidiary, First American Bank
    and Trust Company of Louisiana,
    located in Monroe, Louisiana(3) ........  $ 313             $ 61          Regions   Purchase
                                                                              Common
                                                                              Stock


    First Community Bancshares, Inc.
    and its subsidiary, First Bank of
    Rome, located in Rome, Georgia(4).......    129               24          Regions   Pooling of
                                                                              Common    Interests
                                                                              Stock


    Union Bank & Trust Company, located
    in Montgomery, Alabama(5) ..............    429               65          Regions   Purchase
                                             ------             ----          Common
                                                                              Stock

    Totals.................................. $  871             $150
                                             ======             ====

(1) Based on June 30, 1994, information, and, in the case of American Bancshares, Inc. ("ABI"), includes additional assets of approximately $24 million acquired in an RTC transaction consummated subsequent to June 30, 1994 (together with Regions' RTC transactions, the "RTC Transactions").

(2)    Calculated as of the date of announcement of such transactions.

(3) At the effective time of the merger of ABI into Regions (the "ABI Effective Time"), each share of ABI common stock issued and outstanding at the ABI Effective Time, with certain exceptions, will be converted into 2.4445 shares of Regions Common Stock.






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




(4) At the effective time of the merger of First Community Bancshares, Inc. ("First Community") into Regions (the "First Community Effective Time"), each share of First Community common stock issued and outstanding at the First Community Effective Time, with certain exceptions, will be converted into .95 of a share of Regions Common Stock.

(5) At the effective time of the merger of Union Bank & Trust Company ("Union") with Regions (the "Union Effective Time"), each share of Union common stock issued and outstanding at the Union Effective Time will be converted into that number of shares of Regions Common Stock equal to the quotient obtained by dividing (i) $16.53 by (ii) the average of the daily closing sales prices of Regions Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source chosen by Regions) for the 10 consecutive full trading days in which such shares are traded on the Nasdaq National Market ending at the close of trading on the fifth trading day preceding the Union Effective Time.


             If the Recently Completed Acquisitions and all of the Pending Acquisitions (collectively referred to as "All Other Acquisitions") had been consummated on June 30, 1994, based on June 30, 1994 pro forma financial information, Regions' total consolidated assets would have increased by approximately $1.2 billion to approximately $12.0 billion; its total consolidated deposits would have increased by approximately $951 million to approximately $9.7 billion; and its total consolidated stockholders' equity would have increased by approximately $29 million to approximately $934 million.

             Consummation of the Pending Acquisitions is subject to the approval of certain regulatory agencies and of the stockholders of the institutions to be acquired and to the effectiveness of the registration statements filed or to be filed with the Securities and Exchange Commission. Moreover, the closing of each transaction is subject to various contractual conditions precedent. No assurance can be given that the conditions precedent to consummating the Pending Acquisitions will be satisfied in a manner that will result in the consummation of all of the Pending Acquisitions.

             In connection with the acquisitions of ABI and Union, Regions has announced that it may purchase, in the open market, an equivalent number of some or all of the shares of Regions Common Stock to be issued in such transactions. As a result of the ABI and Union transactions, Regions anticipates that it may purchase in the open market as much as approximately $126 million of Regions Common Stock. The timing and amount of such possible purchases will be determined based on Regions Common Stock price, capital needs, and other factors. As of September 6, 1994, Regions had purchased approximately $43.2 million of Regions Common Stock pursuant to this repurchase program.

              As part of its ongoing business strategy, Regions continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Regions might undertake may be material, in terms of assets acquired or liabilities assumed, to Regions'





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financial condition.  Recent business combinations in the banking industry typically have involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

             Included as an exhibit to this Current Report, and incorporated herein by reference, is certain unaudited pro forma financial information of Regions as of June 30, 1994, prepared in accordance with Regulation S-X, giving effect to the above-discussed acquisitions.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

             (c)  Exhibits

             99 Unaudited Pro Forma Financial Information of Regions Financial Corporation.



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                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              REGIONS FINANCIAL CORPORATION
                                     (Registrant)



                              By:  /s/ ROBERT P. HOUSTON
                                 ----------------------------

                              Title:  Executive Vice President and Comptroller
                                      ----------------------------------------

Date:  September 6, 1994





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                                EXHIBIT INDEX

                                                                   SEQUENTIAL
  EXHIBIT                      DESCRIPTION                          PAGE NO.
  -------                      -----------                         ----------
  99              Unaudited Pro Forma Financial Information
                   of Regions Financial Corporation ..............






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